January 15, 2021

Emerald Bioscience to Change Name and Trading Symbol Effective Tuesday, January 19th

San Diego, Calif, Jan. 15, 2021 (GLOBE NEWSWIRE) -- Emerald Bioscience, Inc. (OTCQB: EMBI) ("EMBI" or the "Company"), a biopharmaceutical company focused on developing proprietary, synthetic cannabinoid-derived molecules to treat glaucoma and other diseases with significant unmet need, has changed its name from Emerald Bioscience, Inc. to Skye Bioscience, Inc. The Company will trade under its new ticker symbol, "SKYE," on the OTC effective at market open on Tuesday, January 19, 2021.

About Emerald Bioscience, Inc.

Emerald Bioscience Inc. is a biopharmaceutical company developing differentiated, proprietary cannabinoid-derived molecules to treat diseases with significant unmet needs. The Company's lead molecule, in preclinical studies, has demonstrated potential as a new class of therapy to lower intraocular pressure in patients with glaucoma or elevated intraocular pressure that is superior to currently available drugs. For more information, please visit www.emeraldbio.life.

CONTACT
Karam Takhar
VP, Corporate Development & Investor Relations
Email: ir@emeraldbio.life
Phone: +1-949-336-3437

FORWARD LOOKING STATEMENTS

This press release contains forward-looking statements, including statements regarding our product development, business strategy, relocation of corporate headquarters, timing of clinical trials and commercialization of cannabinoid-based therapeutics. Such statements and other statements in this press release that are not descriptions of historical facts are forward-looking statements that are based on management's current expectations and assumptions and are subject to risks and uncertainties. If such risks or uncertainties materialize or such assumptions prove incorrect, our business, operating results, financial condition and stock price could be materially negatively affected. In some cases, forward-looking statements can be identified by terminology including "anticipated," "contemplates," "goal," "focus," "aims," "intends," "believes," "can," "could," "challenge," "predictable," "will," "would," "may" or the negative of these terms or other comparable terminology. We operate in a rapidly changing environment and new risks emerge from time to time. As a result, it is not possible for our management to predict all risks, nor can we assess the impact of all factors on our business or the extent to which any factor, or combination of factors, may cause actual results to differ materially from those contained in any forward-looking

statements the Emerald may make. Risks and uncertainties that may cause actual results to differ materially include, among others, our capital resources, uncertainty regarding the results of future testing and development efforts and other risks that are described in the Risk Factors section of Emerald' most recent annual or quarterly report filed with the Securities and Exchange Commission. Except as expressly required by law, Emerald disclaims any intent or obligation to update these forward-looking statements.

emerald
BIOSCIENCE

Source: Emerald Bioscience, Inc.